News Release
January 18, 2010

Director Resignation

Pacific Copper Corp. (CUSIP # 69412U 10 0) (OTCBB: PPFP) announced effective January 15, 2009 that George Orr has resigned as a Director of the Company.

On behalf of the Company and the Board, Andrew Brodkey President and CEO, stated “We would like to express our gratitude to George. His expertise has been a great asset to Pacific Copper Corp in the development and growth of our company.”

You can find more detailed information with respect to the company’s projects, corporate information and leadership team by contacting us at the numbers below.

Investor Relations
Halsey Johnston at (800) 877-1626                                                                            Corporate Office (866) 798-1839
info@pacificcopper.com

Should you have any questions or comments, please do not hesitate to contact the Company at the referenced numbers above.

FORWARD-LOOKING STATEMENTS:  This news release contains certain “forward-looking statements” within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended.  Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements.  Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur.  Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements.  These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns of unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors.  The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates of opinions should change.  The reader is cautioned not to place undue reliance on forward-looking statements.